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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

To Earl Scheib, Inc.

As independent public accountants, we hereby consent to the incorporation of our report dated July 11, 2001, incorporated by reference in Earl Scheib, Inc.'s Annual Report to the Shareholders in this Form 10-K for year ended April 30, 2001, into the Company's previously filed Registration Statements File Number 33-63327, 33-87123, and 33-87130 of Earl Scheib, Inc. on Form S-8 Post-Effective Amendment No. 1 to Registration Statement No. 33-87132 of Earl Scheib, Inc. on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-72933 of Earl Scheib, Inc. on Form S-8, and Registration No. 33-87126 of Earl Scheib, Inc. on Form S-3.

Arthur Andersen LLP
Los Angeles, California
July 24, 2001

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  Exhibit 23